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                                                                   EXHIBIT 10.69

                           SECOND EXTENSION AGREEMENT

         This Second Extension Agreement is made and entered into this 9th day of July, 2001, by and between June Limited Partnership and the Alan W. Carlton Revocable Living Trust (collectively "Investors") and Heartsoft, Inc. ("Heartsoft") and Benjamin P. Shell, Jr. ("Shell");

         WHEREAS, Investors, Heartsoft and Shell previously entered into two Promissory Notes dated November 9, 2000 (the "Promissory Notes") and a Joint Security Agreement dated November 9, 2000 (the "Joint Security Agreement"), which agreements memorialize the conditions, representations and warranties pursuant to which Investors have loaned money to or invested money in Heartsoft and certain related collateral; and

         WHEREAS, Investors, Heartsoft and Shell, both individually and as a representative of Heartsoft, entered into an Extension Agreement and Amendment to Joint Security Agreement dated May 9, 2001 (the "First Extension Agreement'), which, among other things, extended the term of the Promissory Notes and the Joint Security Agreement to July 9, 2001; and

         WHEREAS, Heartsoft and Shell, both individually and as a representative of Heartsoft, have requested additional time to arrange for the repayment of the Promissory Notes and to make stock registration filings with the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, the signatories hereto agree to such extensions on the terms and conditions stated herein.

          NOW, THEREFORE, for and in consideration of the benefits to be received by Investors, Heartsoft and Shell by virtue of the terms of this Second Extension Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all signatories, the parties agree as follows:


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1.       Heartsoft and Shell jointly and severally reaffirm the representations and warranties made in the Promissory Notes, and the Joint Security Agreement (as amended), and further warrant that neither of them shall take any action or commit any act from the date hereof which is in violation of any of the provisions of either the Promissory Notes, the Joint Security Agreement (as amended) or this Second Extension Agreement.

2. The payment date of the Promissory Notes and all provisions of the Joint Security Agreement (as amended) are extended and shall now be due and payable on August 9, 2001. Interest on each of the Promissory Notes
         is agreed to be the rate of     percent ( %) per annum from and after
         May 9, 2001. Any future breach by either Heartsoft or Shell of the representations, warranties, covenants or terms of the Promissory Notes, the Joint Security Agreement (as amended), the First Extension Agreement or this Second Extension Agreement shall cause an immediate default of the Promissory Notes.

3.       Heartsoft shall cause        shares of the par value $0.0005 per share
         common stock of Heartsoft (the "Shares") to be issued and transferred to each of the Investors within three (3) business days of the execution of this Second Extension Agreement. Heartsoft agrees to take all necessary action to cause the issuance of the Shares, including the issuance of appropriate instructions to its transfer agent.

4. Heartsoft shall, no later than August 31, 2001, file with the SEC a registration statement of its common stock which shall include the registration of the following shares of Heartsoft common stock owned by
         Investors: (i) the Shares; (ii) the 150,000 shares each Investor received in conjunction with the First Extension Agreement; (iii) the 125,000 shares each Investor received in conjunction with the origination of the Promissory Notes, and (iv) the 100,000 shares each Investor acquired August 31, 2000. Upon the approval of such registration statement by the SEC, the restrictive legend shown upon the certificate for such shares shall be removed, and Investors shall be eligible to sell said shares in the open market.

5. The provisions of this Second Extension Agreement may be waived only in writing, which writing must be executed and delivered by Investors prior to any act or failure to act to which any such waiver is contended to apply.

6. This Second Extension Agreement is not a resolution or waiver of any claims which may have accrued to Investors prior to the date of this Second Extension Agreement.


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7.       This Second Extension Agreement and the terms and obligations hereunder shall be interpreted and construed to be applicable to all of the related entities or corporations of Heartsoft, of whatever nature, and that none of the signatories hereto will attempt to evade the spirit and purpose of this Second Extension Agreement by allowing, utilizing or encouraging any other party to institute action, legal or otherwise, regarding the subject matter of the Promissory Notes, the Joint
         Security Agreement (as amended), the First Extension Agreement or this Second Extension Agreement during the extension period described herein.

8. This Second Extension Agreement shall be governed by Oklahoma law. Venue for the commencement of this action shall be in any state district court for any county in Oklahoma, at the election of Investors.

9. Except as specifically modified herein, the provisions of the Promissory Notes, the Joint Security Agreement (as amended) and the First Extension Agreement remain if full force and effect.

10. This Second Extension Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and shall not be amended or modified without the written consent and agreement of all signatories hereto.

11. All signatories hereto expressly acknowledge that they have had the opportunity to consult with counsel of their choosing prior to the execution of this Second Extension Agreement.

12. To induce Investors to enter into this Second Extension Agreement, Heartsoft and Shell hereby represent and warrant to Investors as follows:

         A. Heartsoft is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as it is now being conducted. Heartsoft has the requisite power and authority to issue the Shares and to perform its obligations under this Second Extension Agreement.

         B. The Shares, when issued and delivered pursuant to terms of this Second Extension Agreement, will be duly authorized, validly issued, fully paid and nonassessible.


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         C.       This Second Extension Agreement and the issuance of the Shares contemplated hereby have been duly authorized by all necessary action on behalf of Heartsoft. This Second Extension Agreement has been duly executed and delivered by authorized officers of Heartsoft, is a valid and binding agreement on the part of Heartsoft and is enforceable against Heartsoft and Shell in accordance with its respective terms. All actions necessary to cause the authorization, issuance and delivery of the Shares as contemplated by this Second Extension Agreement have been taken by Heartsoft.

13. Investors, Heartsoft and Shell agree that each will execute such other documents as may be necessary or desirable in connection with the transactions contemplated hereby.




         JUNE LIMITED PARTNERSHIP

         By:  /s/ Robert K. Pezold
              ---------------------------------------
                  Robert K. Pezold, General Partner


         ALAN  W. CARLTON REVOCABLE LIVING TRUST

         By: /s/ Alan W. Carlton
           ------------------------------------------
                 Alan W. Carlton, Trustee


         HEARTSOFT, INC.

         By:  /s/ Benjamin P. Shell
              ---------------------------------------
                  Benjamin P. Shell, President


              /s/ Benjamin P. Shell
              ----------------------------------------------
                  Benjamin P. Shell, Individually



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